UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2014

NITRO PETROLEUM INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

624 W. Independence
Suite 101
Shawnee, OK	74804
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:  405-273-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 7, 2014, the Registrant entered into a letter agreement in principle with Core Resource Management, Inc., a reporting company whose common stock is traded on the QB Tier of the U.S. OTC Markets and is quoted under the symbol “NTRO,” to acquire all of the outstanding common stock of the Registrant through the merger of a wholly-owned subsidiary of CRMI with and into the Registrant.  In the merger, each stockholder of the Registrant will receive one share of CRMI for each 10.5 shares of the Registrant held of record by the stockholder.  Consummation of the merger is contingent on a number of factors, including, but not limited to, execution by the Registrant and CRMI of a mutually agreeable, detailed definitive agreement, satisfactory completion of due diligence by CRMI, securing of all necessary regulatory approvals and securing of board of director and stockholder approvals of the merger.

On the same date, the Registrant and CRMI also entered into an exclusivity agreement granting CRMI exclusive right to negotiate and execute the definitive agreement relating to the merger and to make any required regulatory filings with the SEC.  This exclusive right ends at the close of business on August 31, 2104, unless extended by mutual agreement of the Registrant and CRMI.

Item 9.01.	Financial Statements And Exhibits.

(c)	Exhibits. The following exhibit has been filed as a part of this Current Report:

Exhibit Number	Description of Exhibit

10.1	Letter agreement in principle dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.

10.2	Letter agreement regarding exclusivity dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

	By:	/s/ James G. Borem
	Its:	President

DATED: August 12, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter agreement in principle dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.

10.2	Letter agreement regarding exclusivity dated August 7, 2014, by and between Core Resource Management, Inc. and Nitro Petroleum Incorporated.